UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

TCW DIRECT LENDING LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01069	46-5327366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 936-2275

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 27, 2024, TCW Direct Lending LLC (the “Company”) completed its solicitation of consents to approve a proposal to increase the maximum aggregate of permissible follow-on investments (the “Consent Solicitation”). Pursuant to the Consent Solicitation, the following matters were submitted to the vote of the members, with the results of voting on each such matter set forth below.

1.
The Company’s members approved (by affirmative vote of 52.80% of outstanding Common Units) a proposal to amend and restate Section 6.14(b) of the Company’s Second Amended and Restated Limited Liability Company Agreement permitting follow-on investments as follows:

(b) Follow-on investments in existing Portfolio Companies up to an aggregate amount not to exceed $226.3 million (i.e., 11.2417% of the original Commitments of all Common Unitholders as of the Final Closing Date); provided, however, that any such follow-on investment to be made after the third anniversary of the expiration of the Commitment Period shall require the prior consent of a majority in interest of the Common Unitholders.

The voting results were as follows:

Votes For	Votes Against	Votes Abstaining
9,523,082.40	216,748.65	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCW DIRECT LENDING LLC

Date:	October 3, 2024	By:	/s/ Andrew Kim
Name: Andrew Kim Title: Chief Financial Officer